EXHIBIT 24
                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence A. Chapman, Terrence G. Linnert and Nicholas J. Calise, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable The B.F.Goodrich Company (the "Company") to comply with the Securities Act of 1933 (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of shares of the Company=s Common Stock for the Company's and its subsidiaries' employee benefit plans, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to one or more registration statements, and to any and all amendments, including post-effective amendments, to such registration statements; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates indicated.

                             Date:                                   Date:

/s/David L. Burner           4/26/99    /s/L. A. Chapman             4/22/99
---------------------------- -------    ---------------------------- -------
(David L. Burner)                       (Laurence A. Chapman)
Chairman of the Board, President        Senior Vice President and
Chief Executive Officer and Director    Chief Financial Officer
(Principal Executive Officer)           (Principal Financial Officer)


/s/Diane C. Creel            4/23/99    /s/George A. Davidson, Jr.   4/22/99
---------------------------- -------    ---------------------------- -------
(Diane C. Creel)                        (George A. Davidson, Jr.)
Director                                Director


/s/James J. Glasser          4/22/99    /s/Jodie K. Glore            4/22/99
---------------------------- -------    ---------------------------- -------
(James J. Glasser)                      (Jodie K. Glore)
Director                                Director


/s/Robert D. Koney, Jr.      4/26/99    /s/ Douglas E. Olesen        4/23/99
---------------------------- -------    ---------------------------- -------
(Robert D. Koney, Jr.)                  (Douglas E. Olesen)
Vice President and Controller           Director
(Principal Accounting Officer)


/s/Richard de J. Osborne     4/23/99    /s/Alfred M. Rankin, Jr.     4/23/99
---------------------------- -------    ---------------------------- -------
(Richard de J. Osborne)                 (Alfred M. Rankin, Jr.)
Director                                Director


                                        /s/J. R. Wilson              4/22/99
---------------------------- -------    ---------------------------- -------
(Robert H. Rau)                         (James R. Wilson)
Director                                Director



                       ---------------------------- -------
                       (A. Thomas Young)
                       Director